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                                                                   EXHIBIT 99.1


                                  NEWS RELEASE


Contact:  Joseph A. Reeves, Jr.
Chief Executive Officer
(281) 558-8080



Houston TX, November 5, 1997 ... The Meridian Resource Corporation (NYSE: TMR) announced that its acquisition of Cairn Energy USA, Inc. (NASDAQ: CEUS) was completed following the approval of the shareholders of each company at special meetings held today.

TMR is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas properties utilizing 3-D seismic technology, primarily in south Louisiana, southeast Texas and, with the acquisition of Cairn, offshore in the Gulf of Mexico. TMR's offices are located in Houston, Texas.